EXHIBIT 21 - SUBSIDIARIES OF REGISTRANT

                                                               JURISDICITION OF
SUBSIDIARY NAME                                                 INCORPORATION

Accounting Principals, Ltd.                                             PA
Actium Corp.                                                            DE
Actium of Ohio, Inc.                                                    OH
   (d/b/a Idea Integration)
AD, LLC                                                                 DE
Additional Technical Support of Massachusetts, Inc.                     MA
    (d/b/a ENTEGEE)
Amicus Staffing, Inc.                                                   TN
    (d/b/a Special Counsel)
AMPL Incorporated                                                       CA
    (d/b/a Parker & Lynch)
Avalon Systems Development Limited                                United Kingdom
Badenoch and Clark Limited                                        United Kingdom
BC, LLC                                                                 DE
Berger IT Co.                                                           DE
   (d/b/a modis Solutions, Idea Integration)
Brahma Software Solutions, Inc.                                         IL
   (d/b/a Idea Integration)
Brahma Technolutions, Inc.                                              IL
   (d/b/a Idea Integration)
Catapult Technology, Inc.                                               IL
  (d/b/a  Idea Integration)
Career Horizons, Inc.                                                   DE
Idea Integration Corp.                                                  TX
  (d/b/a Consulting Partners)
Cope Management Ltd.                                              United Kingdom
Data Management Consultants, Inc.                                       MO
   (d/b/a modis Solutions, modis Consulting)
Diversified Search, Inc.                                                PA
ENTEGEE, Inc.                                                           MA
   (d/b/a Cadstar International, Ltd.,
              National Software Associates)
Health Force, Inc.                                                      NY
Health Force Operating Corp.                                            NY
Integral Results, Inc.                                                  CO
     (d/b/a Idea Integration)
IT Link, Ltd.                                                     United Kingdom
Intelligent Solutions (Midlands) Ltd.                             United Kingdom
Management Principals, Inc.                                             GA
Lion Recruitment, Ltd.                                            United Kingdom
LIT, Inc.                                                               NY
   (d/b/a Special Counsel)
Manchester, Inc.                                                        PA
   (d/b/a CareerInteractive)
Medi-Force, Inc.                                                        NY
Modis, Inc.                                                             FL
 (d/b/a  Actium,  Alta Technical  Services,  Berrett  Techalliance
Corporation, Business  Systems,  Computer  Consultants  Group,  Computer
Consulting  Group, Computer  Professionals,   Inc.  Consultants  in
Computer  Software,   Contact Recruiters,  Custom Software Services,
Datacorp,  EMI, Florida Modis, Inc., GW Consulting,  HJM Consulting,
MGI Services,  Mini-Systems,  NACS, North American Consulting  Services,
North  American  Consulting  Services,  Inc.,  Openware Technologies,  Inc.,
Ovation  Technologies,   Preferred  Consulting  Services, Perspective
Technology  Corporation,  Realtime Consulting,  Resource Solutions Group,
Staffware,   Technical  Software,  Technical  Software  Solutions,  The
Blackstone Group, TSG Professional Services, Wasser, Why Systems and
Zeitech)
Modis Factoring Corp.                                                   FL
Modis of Georgia, Inc.                                                  FL
Modis of Georgia, LP                                                    GA
   (d/b/a  Modis Solutions, Idea Integration)
Modis/Computer Action, Inc.                                             FL
Modis GP, Inc.                                                          FL
Modis Licensing Corp.                                                   FL
Modis LP-2, Inc.                                                        FL
Modis of Pennsylvania, Inc.                                             FL
Modis of Pennsylvania, Ltd.                                             PA
      (d/b/a Modis Solutions, Idea Integration)
Modis, Ltd.                                                       United Kingdom
Modis International Company                                             Canada
Modis International, Ltd.                                         United Kingdom
Modis International Holdings, Ltd.                                United Kingdom
Open Management Software, Inc.                                          CA
   (d/b/a Modis Solutions, Idea Integration)
Red Eye Digital Media, Inc.                                             CA
  (d/b/a Idea Integration)
Resource Control & Management, Ltd.                               United Kingdom
Scientific Staffing, Inc.                                               PA
Software Knowledge Limited                                        United Kingdom
Software Knowledge Systems Limited                                United Kingdom
Special Counsel, Inc.                                                   MD
System Pros of Massachusetts, Inc.                                      MA
T1 Design, LLC                                                          TX
   (d/b/a Idea Integration)
UTEK, Inc.                                                              IL
   (d/b/a Modis Solutions, Idea Integration)
Zeal, Inc.                                                              IL
   (d/b/a Idea Integration)